UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2005 (August 8, 2005)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858) 571-5555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 8, 2005, Mr. George Karabatsos joined Overland Storage, Inc. (the “Company”) as its Vice President of Worldwide Sales.  Mr. Karabatsos and the Company have entered into the following compensation arrangements pursuant to the terms of an offer letter dated June 27, 2005, between the Company and Mr. Karabatsos:

•                  Mr. Karabatsos’ target annual salary is  $350,000, with $175,000 of that amount guaranteed as base salary, and $175,000 tied to performance.

•                  On August 8, 2005, Mr. Karabatsos was granted an option to purchase up to 100,000 shares of the Company’s common stock at the purchase price of $7.84 per share pursuant to the Company’s 2003 Equity Incentive Plan (the “Incentive Plan”), which option will vest over a three-year period with one-third vesting on August 8, 2006 and the remaining two-thirds vesting monthly over the 24 months following that date in equal installments. The option will accelerate upon a “Change in Control” as defined in the Incentive Plan.  The option has a ten-year life, subject to continuous service to the Company.

•                  On August 8, 2005, Mr. Karabatsos was awarded 15,000 restricted shares of the Company’s common stock pursuant to the Incentive Plan, which shares will vest in annual installments of 5,000 shares on each of August 8, 2006, August 8, 2007 and August 8, 2008, subject to continuing service to the Company.

•                  In addition, the Company agreed to reimburse Mr. Karabatsos for up to $20,000 of relocation expenses incurred by Mr. Karabatsos in his move to San Diego County, and up to $4,000 per month, for up to three months, for temporary housing.

Mr. Karabatsos’ employment with the Company is at-will and may be terminated by the Company or by Mr. Karabatsos at any time and for any reason, with or without cause.  If Mr. Karabatsos is terminated for cause within the first twelve months of his employment, he must repay the amount of his moving and relocation costs and the amount of his signing bonus (pro-rated on a monthly basis from the first date of his employment).

Mr. Karabatsos’ offer letter is filed as Exhibit 99.1 and is incorporated herein by reference.

As it does with all its executive officers, the Company also entered into its standard form of Retention Agreement with Mr. Karabatsos.  Under this agreement, Mr. Karabatsos will receive a severance payment if, within two years of the consummation of a change in control of the Company, he is terminated without cause or resigns with good reason.  The severance payment is based upon Mr. Karabatsos’ base salary at the time of the consummation of the change in control or the termination date, whatever is higher, plus his target bonus for the year prior to the consummation of the change in control.  This agreement provides that, upon a change in control, Mr. Karabatsos would be entitled to an amount equal to his respective base salary plus target bonus.  If any portion of any payment under the agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code.

The Company also entered into an indemnification agreement with Mr. Karabatsos in the same form of agreement it has entered into with each of the Company’s executive officers and directors.

Item 9.01.              Financial Statements and Exhibits

(c)                                  Exhibits

99.1         Offer Letter dated June 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: August 12, 2005	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Vice President & CFO